                                                                   EXHIBIT 10.35

                         SOFTWARE MAINTENANCE AGREEMENT

         This Agreement ("Agreement") is made and entered into and effective this 25th day of September, 1998 by and between TIBCO Finance Technology Inc., having its principal place of business at 3165 Porter Drive, Palo Alto California 94304, USA ("TIBCO") and Instinct Corporation, having its principal place of business at 850 Third Ave., New York, NY 10022 ("Client").

         WHEREAS, TIBCO has provided to Client certain software as specified in Exhibit A of this Agreement ("Covered Software") pursuant to a software license agreement between the parties (the "License Agreement"); and

         WHEREAS, Client wishes to have TIBCO provide maintenance and support services pursuant to the terms and conditions of this Agreement;

        NOW, THEREFORE, the parties agree as follows:

I.       INCORPORATION OF DOCUMENTS

         The following documents are attached hereto and, by this reference, incorporated in this Agreement:

        Exhibit A                 Covered Sites, Software & Configuration

        Exhibit B                 Authorized Client Contacts

        Exhibit C                 Services and Fees

II.      COVERAGE

         During the term of this Agreement, TIBCO agrees to provide maintenance and support services for the Covered Software operating at the site(s) and on the hardware configurations listed in Exhibit A ("Maintenance Services"). Unless specifically listed in Exhibit A, Section II, Covered Software does not include hardware vendor operating systems and other system software, Client-developed software, and third-party software (except any third party software embedded in the Covered Software).

III.     DESCRIPTION OF MAINTENANCE SERVICES

         A. Support Services. During the term of this Agreement, TIBCO will provide the services described herein so as to maintain the Covered Software in good working order, keeping it free from material defects so that the Covered Software shall function properly and in accordance with the accepted level of performance as set forth in the License Agreement.

                  (1) Service Response. TIBCO will make available to Client a telephone number (the "Support Center HOTLINE") for Client to call requesting service of the Covered Software. The Support Center HOTLINE operates during business hours, 9:00 a.m. to 5:00 p.m., Monday through Friday, excluding legal holidays. Extended coverage is available for an additional fee. The HOTLINE can also be used to notify TIBCO of problems associated with the Covered Software and related documentation.



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         B. Remedial Support. Upon receipt by TIBCO of notice from Client through the Support Center HOTLINE of an error, defect, malfunction or nonconformity in the Covered Software, TIBCO shall respond as provided below:

        Severity 1: Produces an emergency situation in which the Covered Software is inoperable, produces incorrect results, or fails catastrophically.

                RESPONSE: TIBCO will provide a response by a qualified member of its staff to begin to diagnose and to correct a Severity 1 problem as soon as reasonably possible, but in any event a response via telephone will be provided within one (1) hour. TIBCO will continue to provide best efforts to resolve Severity 1 problems in less than forty-eight (48) hours. The resolution will be delivered to Client as a work-around or as an emergency software fix. If TIBCO delivers an acceptable work-around, the severity classification will drop to a Severity 2.

         Severity 2: Produces a detrimental situation in which performance (throughput or response) of the Covered Software degrades substantially under reasonable loads, such that there is a severe impact on use; the Covered Software is usable, but materially incomplete; one or more mainline functions or commands is inoperable; or the use is otherwise significantly impacted.

                  RESPONSE: TIBCO will provide a response by a qualified member of its staff to begin to diagnose and to correct a Severity 2 problem as soon as reasonable possible, but in any event a response via telephone will be provided within four (4) hours. TIBCO will exercise best efforts to resolve Severity 2 problems within five (5) days. The resolution will be delivered to Client in the same format as Severity 1 problems. If TIBCO delivers an acceptable work-around for a Severity 2 problem, the severity classification will drop to a Severity 3.

         Severity 3: Produces an inconvenient situation in which the Covered Software is usable, but does not provide a function in the most convenient or expeditious manner, and the user suffers little or no significant impact.

                  RESPONSE: TIBCO will exercise best efforts to resolve Severity 3 problems in the next maintenance release.

         Severity 4: Produces a noticeable situation in which the use is affected in some way which is reasonably correctable by a documentation change or by a future, regular release from TIBCO.

                  RESPONSE: TIBCO will provide, as agreed by the parties, a fix or fixes for Severity 4 problems in future maintenance releases.

         C. Maintenance Services. During the term of this Agreement, TIBCO will maintain the Covered Software by providing software updates and enhancements to Client as the same are offered by TIBCO to its licensees of the Covered Software under maintenance generally ("Updates"). All software updates and enhancements provided to Client by TIBCO pursuant to the terms of this Agreement shall be subject to the terms and conditions of the License Agreement between the parties. Updates will be provided on an as-available basis and include the items listed below:



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                  (1) Bug fixes;

                  (2) Enhancements to market data service software provided by TIBCO to keep current with changes in market data services or as TIBCO makes enhancements;

                  (3) Enhancements to keep current with the current hardware vendor's OS releases, as available from TIBCO, provided that the current hardware vendor's OS release is both binary and source-compatible with the OS release currently supported by TIBCO; and

                  (4) Performance enhancements to Covered Software.

                  (5) Updates do not include:

                           (a) Platform extensions including product extensions
to (i) different hardware platforms; (ii) different windowing system platforms;
(iii) different operating system platforms; and

                           (b) New functions such as (i) new functionality in
the TIBTM or market data delivery infrastructure; (ii) new market data feeds;
(iii) new applications; and (iv) new presentation tools.


         Updates will be provided in machine-readable format and updates to related documentation will be provided in hard copy form. All such deliveries shall be made by a single communication to a single Client designated distribution point specified in Exhibit A. Duplication, distribution and installation of Updates is the responsibility of Client. If requested, TIBCO will provide on-site assistance in the installation of Updates on a time and materials basis, plus expenses.


         TIBCO will provide support services for previous releases for a minimum period of six (6) months following the general availability of a new release or software update. After this time, TIBCO shall have no further responsibility for supporting and maintaining the prior releases.

         TIBCO assumes no responsibility for the correctness of, performance of, or any resulting incompatibilities with, current or future releases of the Covered Software if the Client has made changes to the system hardware/software configuration or modifications to any supplied source code which changes effect the performance of the Covered Software and were made without prior notification and written approval by TIBCO. TIBCO assumes no responsibility for the operation or performance of any Client-written or third-party application.

         D. Services Not Included. Maintenance Services do not include any of the following: (1) custom programming services; (2) on-site support, including installation of hardware or software; (3) support of any software not Covered Software; (4) training; (5) out-of-pocket and reasonable expenses, including hardware and related supplies; or (6) any other activity set forth in Articles IV through VI of this Agreement.

IV.      ON-SITE SUPPORT

         As requested by Client, and upon reasonable notice and approval by TIBCO, TIBCO shall maintain personnel at any of the Covered Sites. On-site personnel will perform ongoing



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system administration, monitoring, reconfiguration and tuning, problem diagnosis, and resolution, and interfacing with Client personnel on production system issues, to the extent possible during normal business hours. These personnel shall also be responsible for the installation of new TIBCO software releases on the production system and the distribution of documentation updates. In addition, on-site personnel will provide training to Client personnel on the operation and administration of the Covered Software as time permits.

V.       PER CALL SUPPORT

         Visits by TIBCO engineers to the Covered Sites can be provided for non-maintenance related activities to supplement the services provided under this Agreement. Tasks performed under Per Call Support include, but are not limited to, installation of additional hardware, training, and consulting for non-TIBCO applications. At any time, Client may request Per Call Support. All requests will be documented by a work order from Client to TIBCO and response by TIBCO will be on a best efforts basis. The minimum call duration is two (2) hours. Client will be billed for labor, including travel time, plus reasonable expenses required for the performance of the requested service. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client. Fees for Per Call Support are contained in Exhibit C.

VI.      TIME AND MATERIALS SERVICES

         A. For Non-TIBCO Problems. In the event that Client notifies TIBCO of a problem experienced by Client in connection with the operation of the Covered Software, TIBCO shall respond as provided in Section III.B., above. If the cause of such problem is not an error, defect or nonconformity in the Covered Software, Client shall compensate TIBCO for all work performed by TIBCO in connection therewith, on a time and materials basis at TIBCO's then current standard rates, unless otherwise agreed by the parties in writing at the time, plus expenses. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client.

         B. For Non-TIBCO Software. Upon request and reasonable notice from Client, TIBCO will provide assistance in the installation of non-TIBCO software on a time and materials basis, plus expenses. Non-TIBCO software consists of any software not specifically listed in Exhibit A, Section II, including the following:


                  1. New releases and updates to hardware vendor operating systems and other system software not listed in Exhibit A;

                  2. Client-developed software; and

                  3. Third-party software (except third party software embedded in the Covered Software).

VII. ACCESS

         Software Maintenance is conditioned upon provision by Client to TIBCO of reasonable appropriate access to the system(s) running the Covered Software, including, but not limited to,



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passwords, system data, file transfer capabilities, and remote log-in-capabilities. TIBCO will maintain security of the system and use such access only for the purposes of this Agreement and will comply with Client's standard security procedures. Information accessed by TIBCO agents or employees as a result of accessing Client's system shall be deemed confidential information pursuant to the terms of the Software License Agreement executed concurrently between the parties hereto.

         Client shall also use commercially reasonable efforts to provide an active voice telephone line at each site which is available continuously when required for support access.

VIII.    PROBLEM REPORTING AND TRACKING PROCEDURES

         Client may use the services described herein only by making reference to the authorized support Agreement number. All such reports and requests will be made through the authorized individuals (up to two [2] per site), designated by Client in Exhibit B, who may be changed by Client from time to time by written notice to TIBCO. A twenty-four (24) hour Support Center HOTLINE is provided for problem reporting outside of normal business hours.

IX. FEES

         A. Maintenance Fees. Fees for Maintenance Services provided under this Agreement are contained in Exhibit C. Any time a site or software package is added or deleted from Exhibit A, TIBCO will automatically adjust and/or amend Exhibit A and Exhibit C accordingly. TIBCO will also perform a bi-annual audit of all sections in Exhibit A. If changes have occurred, TIBCO will adjust and/or amend Exhibit A and Exhibit C, and maintenance fees will be adjusted accordingly.

         Rates will be reviewed and adjusted accordingly when another site is added and/or the workstation/server base increases (i.e., added equipment and/or installed software) and/or software to be supported exceeds the Covered Software.

         B. Expenses. Client agrees to reimburse TIBCO for reasonable expenses related to the performance of services. Expenses may include, but are not limited to, charges for materials, freight, travel (including lodging and associated expenses), printing and documentation, and other out-of-pocket expenses reasonably required for performance. Expenses for travel and travel-related expenses and individual expenses in excess of US$500 require the prior approval of Client.

X. PAYMENT

         A. Maintenance fees and fees for on-site support, if applicable, will be invoiced annually, thirty (30) days in advance of the year.

         B. The charges for time and materials services and any expenses as described in this Agreement will be invoiced each month for charges (services, material and expenses) incurred in the previous month.



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         C. All undisputed invoices shall be due and payable within thirty (30)
days of the date of the invoice. A service charge of 1.5% per month or the lawful prevailing rate, whichever is lower, will be applied to all invoices which are past due. Such charges shall apply from the date Client is notified that the amount is past due.

XI.      SUPPORT AGREEMENT NUMBER

For purposes of problem notification, it is necessary for Client to utilize the Agreement Number shown on page 1 of this Agreement.

XII.     EXCLUSION OF LIABILITY

         TIBCO MAKES AND CLIENT RECEIVES NO WARRANTY EXPRESS OR IMPLIED AND THERE IS EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE. CLIENT ACKNOWLEDGES AND AGREES THAT THE MAINTENANCE FEES AND OTHER CHARGES WHICH TIBCO IS CHARGING UNDER THIS AGREEMENT DO NOT INCLUDE ANY CONSIDERATION FOR ASSUMPTION BY TIBCO OF THE RISK OF CLIENT'S CONSEQUENTIAL OR INCIDENTAL DAMAGES OR OF UNLIMITED DIRECT DAMAGES. ACCORDINGLY, TIBCO SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, IN NO EVENT SHALL TIBCO BE LIABLE HEREUNDER TO CLIENT FOR CUMULATIVE DIRECT DAMAGES IN ANY AMOUNT GREATER THAN THAT PAID BY CLIENT TO TIBCO UNDER THIS AGREEMENT AS A MAINTENANCE FEE FOR THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF THE CAUSE OF ACTION.

XIII. TAXES

         Client shall, in addition to the other amounts payable under this Agreement, pay all sales and other taxes, national, state, or otherwise, however designated, which are levied or imposed by reason of transactions contemplated by this Agreement, except those which arise as a result of income, including withholding taxes or similar deductions. Without limiting the foregoing, Client shall promptly pay to TIBCO an amount equal to any such items actually paid, or required to be collected or paid by TIBCO.
XIV. General

         A. Each party acknowledges that it is bound by the terms of this Agreement and further agrees that it is the complete and exclusive statement of the Agreement between the parties, which supersedes and merges all prior proposals, understandings and all other Agreement with respect to software maintenance, oral and written, between the parties relating to this Agreement. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

         B. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of California as applied to transactions to be carried out


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wholly within California by California residents. Any and all proceedings relating to the subject matter hereof shall be maintained in the state or federal courts of Manhattan County, New York, which courts shall have exclusive jurisdiction for such purpose. Each of the parties waives any objection to venue or in personam jurisdiction, provided that service is effective.

         C. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         D. Neither party may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any other person or entity, in whole or in part.


         E. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.


         F. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party and any such attempted assignment shall be void, except that either party may assign this Agreement and/or any of its rights and/or obligations hereunder, upon written notice to the other party to another entity in the event of that party's merger or consolidation with another entity, without the consent of the other party, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of the assigning party under this Agreement. Notwithstanding the foregoing, Client may assign this agreement to any Instinct company in the business of fixed income and equities brokerage without the consent of TIBCO, provided that the assignee is capable of fulfilling and intends to fulfill the obligations of Client under this Agreement. Each party may terminate this Agreement in case there is a change of control of the other party, but shall not be entitled to any refund whatsoever and all amounts owing shall be immediately paid.


XV.      TERM AND TERMINATION

         The term of this Agreement shall be for three (3) years. Software Maintenance service shall commence upon the expiration of the Warranty Period set forth in the License Agreement and shall remain in effect for the original three-year (3-year) term and, thereafter, for renewal terms on a year-to-year basis until terminated (i) by Client in the event the Covered Software is taken out of service and upon sixty (60) days' notice to TIBCO; (ii) by either party upon sixty (60) days' notice prior to the expiration of the original three-year (3-year) or any subsequent one-year (1-year) renewal term; (iii) by either party upon a default of the other party, such default remaining uncured for thirty
(30) days from the date of written notice from the non-defaulting party to the other specifying such default; (iv) upon the bankruptcy or insolvency of TIBCO; or (v) the License Agreement is terminated. Upon such termination, TIBCO shall refund to Client a portion of the maintenance fee prorated to reflect the date of termination and neither TIBCO nor Client shall have any further obligations hereunder.

XVI.     SUPPORT OPTION ELECTION(S)



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         By signing this Agreement, Client requests and TIBCO agrees to provide the on-site support services indicated below in accordance with the terms set forth in Exhibit C:

         _________ Full-time, on-site support at five (5) days per week for a period of [ ] months.

         _________ Part-time, on-site support at [_1 days per week (on a schedule to be mutually agreed upon) for a period of [ ] months.

         On-Site support at any level (full-time or part-time) may be extended or changed to another level upon sixty (60) days' written notice to TIBCO by Client. Renewals will be at the then-current rates.

         IN WITNESS WHEREOF, each party has caused a counterpart of the original of this Agreement to be executed as of the date first written above by its duly authorized representative.



INSTINET CORPORATION                         TIBCO FINANCE TECHNOLOGY INC.




Signed: ________________________             Signed: ___________________________


Print Name: ____________________             Print Name: _______________________


Title: __________________________            Title: ____________________________


Date: __________________________             Date: _____________________________




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                                    EXHIBIT A
                    COVERED SITES, SOFTWARE AND CONFIGURATION

A.       Covered Sites.

          This Agreement covers the following Client sites
          850 Third Avenue, New York, NY 10022

B.       Covered Software.

         This Agreement covers the following software components at each site listed in Exhibit A, Section A:

         ACTIVE ENTERPRISE COMPONENTS - (up to 1000 simultaneous licenses) (Platform support for HP/SUN/Windows NT)

         -        TIB/Rendezvous PRO (Server)
         -        TIB/Rendezvous PRO (Client)
         -        TIB/Rendezvous Routing Daemon (RVRD)
         -        TIB/HAWK
         -        TIB/ObjectBus
         -        TIB/MessageBroker

         MarketData Distribution System (MDDS) - (Support for up to 300 simultaneous MDDS users/licenses)(Platform support for HP/SUN/Windows
         NT)

         -        MarketSheet for Windows (including runtimes)
         -        TIBCO Interactive Feed Handler TIC
         -        TIBCO Entitlements -Version 4
         -        TIBNews Database Server
         -        Reuters News 2000 Feed Handler
         -        Reuters Select Feed Plus (RSFP) --4 RDF (TBD)
         -        Global Services Manager (GSM)
         -        TIB/Rendezvous Standard Run-time
         -        ciServer Run-times
         -        TIB/Automation
         -        TIBRouter +

C.       Covered Configuration.

         This Agreement covers the following configuration:

         ____1000___ workstation licenses of Covered Software purchased by Client and installed on ____1000 ______ workstations.


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D.       Update Distribution Point.

         Updates to software and documentation shall be distributed as per the terms of the Agreement to the following Client distribution point:

         Address: _____________________________________________

         Contact: _____________________________________________



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                              EXHIBIT B AUTHORIZED
                                CLIENT CONTACTS



For purposes of this Agreement, the following individuals shall be designated per site as the authorized Client support contacts:

SITE #1 at 850 Third Ave,, New York, NY 10022:

Name                              Title                            Phone #

 Contact: ____________________    ________________________   __________________

 Contact: ____________________    ________________________   __________________

 SITE #2 at __________________:

Name                              Title                            Phone #

 Contact: ____________________    ________________________   __________________

 Contact: ____________________    ________________________   __________________



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                                    EXHIBIT C

                                SERVICES AND FEES

A.       Maintenance Fee

Maintenance Services for the applications and configuration listed in Exhibit A will be provided for a fee of $270,000.00 per year for the first year of this Agreement. This fee will be adjusted at each anniversary date of this Agreement to the then current pricing. Should additional software be licensed and installed at the Covered Site(s), the fee will be adjusted to reflect the additional software.

B.       On-Site Support

This option provides on-site TIBCO staff to address system-related tasks including:

        Ongoing system administration, monitoring, reconfiguration and tuning. Problem Diagnosis and Resolution User and system level training.

        Installation of new software purchased from TIBCO. Installation of new software releases and documentation. System customization - User accounts, real-time spreadsheets, MarketSheet customization, Page Shredding, etc.
        Other value-added consulting as time permits. These activities would include in-house application integration support, integration of third party UNIX applications, general UNIX consulting and support, etc.

Fees for the above services for the first year of this Agreement, depending on the level of on-site support, are as follows:

Level 1:       Full-time on-site support (five [5] days
               per week, Monday through Friday):              $_________/month
Level 2:       Part-time on-site support (three [3] days
               per week):                                     $_________/month

Expenses related to the performance of the services described herein are in addition to the above fees. For non-full-time support options, on-site support will be performed in accordance with a mutually agreed schedule.

C.       Per-Call Support

The labor rate for support on a per-call basis during regular business hours, Monday through Friday, 9:00 a.m. to 5:00 p.m. according to the local time of the Covered Site seeking per-call support, is $200.00 per hour with a two (2) hour minimum.

The above rates are subject to change from time to time at TIBCO's sole discretion.




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